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                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in A. H. Belo Corporation's Registration Statements (Form S-8 No. 33-30994 and Form S-8 No. 33-32526) pertaining to its Employee Savings and Investment Plan and 1986 Long-Term Incentive Plan of our report dated March 29, 1994 with respect to the financial statements of Rampart Operating Partnership for the years ended December 31, 1993 and 1992 appearing in A. H. Belo Corporation's Form 8-K/A dated August 2, 1994.



/S/Deloitte & Touche


New Orleans, Louisiana


August 1, 1994




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